UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 26, 2011

ALEXANDER’S, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	No. 001-06064	No. 51-0100517
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

210 Route 4 East Paramus, New Jersey	07652
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 587-8541

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

                On May 26, 2011, Alexander’s, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Meeting”).  As of March 30, 2011, the record date for stockholders entitled to vote at the Meeting, there were 5,105,936 shares of common stock, par value $1.00 per share (the “Shares”) outstanding and entitled to vote at the Meeting.  Of the Shares entitled to vote at the Meeting, 4,771,704, or approximately 93.5% of the Shares were present or represented by proxy at the Meeting.  There were four matters presented and voted on at the Meeting.  Set forth below is a brief description of each matter voted on at the Meeting and the voting results with respect to each such matter.

Proposal 1 – Election of three nominees to serve on the Board of Directors for a three-year term and until their respective successors are duly elected.

Nominee	For	Withheld

Steven Roth	4,135,507	447,043
Neil Underberg	3,856,398	726,152
Russell B. Wight, Jr.	4,096,161	486,389

Proposal 2 – Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2011.

	For	Against	Abstain

Votes Cast	4,769,727	1,895	82

Proposal 3 – Non-binding advisory vote on executive compensation.

	For	Against	Abstain

Votes Cast	4,581,311	871	368

Proposal 4 – Non-binding advisory vote on the frequency of executive compensation advisory votes.

	One Year	Two Years	Three Years	Abstain

Votes Cast	1,776,263	4,979	2,780,705	20,603

In addition to the three nominees who were re-elected to serve on the Company’s Board of Directors, Michael D. Fascitelli, Richard R. West, Arthur I. Sonnenblick, David Mandelbaum, and Thomas R. DiBenedetto, continue to serve as Directors after the Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDER’S, INC.
(Registrant)

By:	/s/ Joseph Macnow
Name:	Joseph Macnow
Title:	Executive Vice President and Chief Financial Officer

Date: June 2, 2011